As filed with the Securities and Exchange Commission on August 4, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BOWX ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	85-1144904
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2400 Sand Hill Rd Suite 200

Menlo Park, CA 94025

(650) 352-4877
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vivek Ranadivé, Chairman and Co-Chief Executive Officer

BowX Acquisition Corp.

2400 Sand Hill Rd Suite 200

Menlo Park, CA 94025

(650) 352-4877

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: (212) 818-8800	David J. Goldschmidt, Esq. Gregg A. Noel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 Telephone: (212) 735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒333-239941

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one Redeemable Warrant(3)	8,050,000 Units	$10.00	$80,500,000	$10,448.90
Shares of Class A common stock included as part of the Units(4)	8,050,000 Shares	—	—	—	(5)
Redeemable Warrants included as part of the Units(4)	2,683,333 Warrants	—	—	—	(5)
Total			$80,500,000	$10,448.90

(1)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-239941).
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	Includes 1,050,000 Units, 1,050,000 shares of Class A common stock and 350,000 Redeemable Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the underwriter.
(4)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(5)	No fee pursuant to Rule 457(g).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

This Registration Statement on Form S-1 is being filed by BowX Acquisition Corp., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-239941) (the “Prior Registration Statement”), initially filed by the Registrant on July 17, 2020 and declared effective by the Securities and Exchange Commission on August 4, 2020.

This Registration Statement covers the registration of an additional 8,050,000 of the Registrant’s units, each consisting of one share of the Registrant’s Class A common stock, $0.0001 par value per share (“Common Stock”), and one-third of one redeemable warrant (“Warrant(s)”), including 1,050,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each whole Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable.

The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of August 5, 2020), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than August 5, 2020.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-239941 are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit No.	Description

5.1	Opinion of Graubard Miller.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Graubard Miller (included in Exhibit 5.1).

24	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement (File No. 333-239941) filed on July 17, 2020).

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Menlo Park, California, on the 4th day of August, 2020.

BOWX ACQUISITION CORP.

By:	/s/ Vivek Ranadivé
Name:	Vivek Ranadivé
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Vivek Ranadivé	Chairman and Co-Chief Executive Officer	August 4, 2020
Vivek Ranadivé	(Principal Executive Officer)

/s/ Murray Rode	Co-Chief Executive Officer, Chief Financial Officer	August 4, 2020
Murray Rode	(Principal Financial and Accounting Officer),
Secretary, Treasurer and Director

/s/ Eric C.W. Dunn	Director	August 4, 2020
Eric C.W. Dunm

/s/ Lori Wright	Director	August 4, 2020
Lori Wright

/s/ Vijay Advani	Director	August 4, 2020
Vijay Advani

II-2